Exhibit 10.2

THIRD AMENDMENT TO OFFICE LEASE

This THIRD AMENDMENT TO OFFICE LEASE (“Third Amendment”) is made and entered into as of the 29th day of May, 2019, by and between CONCORD TECHNOLOGY CENTER PROPERTY OWNER, LLC, a Delaware limited liability company (“Landlord”), and ASSETMARK, INC., a California corporation (“Tenant”).

RECITALS:

A.Landlord (as successor-in-interest to SFG Owner A, LLC) and Tenant (formerly known as Genworth Financial Wealth Management, Inc.,  a  California  corporation)  entered  into that certain Office Lease dated May 29, 2013 (the “Original Lease”), as amended by that certain  First Amendment to Office Lease dated May 13, 2015 (the “First Amendment”) and that certain Second Amendment to Office Lease dated March 14, 2018 (the “Second Amendment”), whereby Landlord  leased  to Tenant and Tenant  leased  from Landlord  those certain  premises consisting of  a total of 72,536 rentable square feet (“Existing Premises”) commonly known as Suites 900, 1000 and 1100 and located on the ninth (9th) , tenth (10th) and eleventh (11 th) floors, respectively, of that certain office building located at 1655 Grant Street,  Concord,  California  (“Building”).  The Original Lease, the First Amendment and the Second Amendment are, collectively, the “Lease”.

B.Landlord and Tenant desire (i) to extend the Lease Term, (ii) to expand the Existing Premises to include that certain space consisting of approximately 24,408 rentable square feet of space in Suite 800 on the 8th floor of the Building (the “Expansion Premises”), as delineated on Exhibit A attached hereto and made a part hereof, and (iii) to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

2.Modification of Premises.  Effective as of January 1, 2020 (the “Expansion Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to 96,944 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises”. Notwithstanding anything to the contrary set forth in this Section 2, Tenant hereby acknowledges that the Expansion Premises are currently occupied by AIG Claims, Inc. (“AIG”), and if Tenant and AIG do not enter into the “AIG Sublease,” as that term is defined in Section 3.3, below, and AIG holds over in the Expansion Premises past December 31, 2019, then Tenant's sole remedy shall be a day-for-day abatement of Base Rent for the Expansion Premises for the number of days from January 1, 2020 until the date that Landlord recovers the Expansion Premises from AIG (the “Abatement Remedy”). Such abatement shall commence immediately following the expiration of the Rent Abatement Period and such applicable abatement amount shall be credited against Base Rent for the Expansion Premises until exhausted in full. For avoidance of doubt, if Tenant and AIG enter into the AIG Sublease, but AIG fails to timely surrender the Expansion Premises to Tenant under the AIG Sublease, the same shall be Tenant’s sole responsibility and under no circumstance shall Tenant be entitled to the Abatement Remedy.

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3.Lease Term.

3.1.Extension of Lease Term with Respect to the Existing Premises.  Landlord and Tenant acknowledge that Tenant's lease of the Existing Premises is scheduled to expire on August 31, 2022, pursuant to the terms of the Lease. Notwithstanding any provision to the contrary in the Lease, the Lease Term with respect to the Existing Premises shall be extended to August 31, 2028 (the “Lease Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended.

3.2.Expansion Term.  The term of Tenant’s lease of the Expansion Premises (the “Expansion Term”) shall commence on the Expansion Commencement Date and shall expire coterminously with Tenant’s lease of the Existing Premises on the Lease Expiration Date (i.e., August 31, 2028), unless sooner terminated as provided in the Lease, as hereby amended.

3.3.Beneficial Occupancy; AIG Sublease.

(a)Beneficial Occupancy.  During the period from September 1, 2019 to December 31, 2019, Tenant shall have the right to commence general preparation work for, and/or instruct Landlord to commence, the “Tenant Improvements,” as that term is defined in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”) (provided that Tenant’s and Landlord’s ability to access the Expansion Premises during such period is subject to AIG’s continued occupancy, if any, of the Expansion Premises) . Landlord and Tenant acknowledge that the Expansion Premises is currently leased by AIG (such lease, the “AIG Lease”) and further that the AIG Lease is scheduled to expire on August 31, 2019. Subject to the terms of this Section 3.3(a) and Section 3.3(b), below, Tenant shall also have the right to negotiate and enter into a sublease of all or any of the Expansion Premises with AIG on substantially similar terms to the AIG Lease and otherwise consistent with the terms of the Lease, as amended hereby (the “AIG Sublease”), for the period from September 1, 2019 to December 31, 2019 (the “AIG Sublease Term”). If Tenant and AIG enter into the AIG Sublease, then during the AIG Sublease Term, Tenant shall have the right to occupy all or any the Expansion Premises for the purpose of permitting AIG's continued occupancy of all or any of the Expansion Premises under the AIG Sublease, provided that (i) Tenant shall give Landlord at least ten (10) days’ prior notice of the full execution and delivery of the AIG Sublease, (ii) Tenant shall not be in monetary or material non-monetary default beyond applicable notice and cure periods under the Lease, as amended, and (iii) all of the terms and conditions of the Lease, as amended, shall apply, other than Tenant’s obligation to pay Base Rent and Tenant’s Share of Direct Expenses attributable to the Expansion Premises, as though the Expansion Commencement Date had occurred (although the Expansion Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of Section 2, above) upon such occupancy of the Expansion Premises by Tenant.

(b)AIG Sublease.  Notwithstanding anything to the contrary set forth in Section 3.3(a), above, and Article 14 of the Original Lease, (i) the AIG Sublease shall be in a form approved by Landlord, which approval shall not be unreasonably withheld, provided that Tenant and AIG execute Landlord’s standard consent to sublease form, and (ii) Landlord shall not require the Lease, as amended hereby, to be appended to the AIG Sublease. Provided Tenant complies with the terms hereof, Tenant shall not be required to obtain any additional consent of Landlord pursuant to Article 14 of the Original Lease to enter into the AIG Sublease.

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4.Base Rent.

4.1.Existing Premises.  Notwithstanding anything to the contrary in the Lease as hereby amended, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of Article 3 of the Lease, provided that for the period commencing on January 1, 2020 and ending on the Lease Expiration Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises as follows.

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square_ Foot

January 1, 2020 –	$1,914,950.40	$159,579.20	$2.20*
August 31, 2021*

September 1, 2021 –	$2,350,166.40	$195,847.20	$2.70
August 31, 2022

September 1, 2022 –	$2,654,817.60	$221,234.80	$3.05
August 31, 2023

September 1, 2023 –	$2,741,860.80	$228,488.40	$3.15
August 31, 2024

September 1, 2024	$2,828,904.00	$235,742.00	$3.25
August 31, 2025

September 1, 2025	$2,915,947.20	$242,995.60	$3.35
August 31, 2026

September 1, 2026 –	$3,002,990.40	$250,249.20	$3.45
August 31, 2027

September 1, 2027 –	$3,090,033.60	$257,502.80	$3.55
August 31, 2028

*Notwithstanding the foregoing Base Rent schedule or any contrary provision of the Lease, as amended hereby, but subject to the terms of Section 4.3, below, Tenant shall not be obligated to pay Base Rent attributable to the Existing Premises during the period commencing on January 1, 2020 and ending on August 31, 2020.

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4.2.Expansion Premises.  Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows:

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot

January 1, 2020 –	$893,332.80	$74,444.40	$3.05*
August 31, 2021*

September 1, 2021 –	$920,279.28	$76,689.94	$3.14
August 31, 2022

September 1, 2022 –	$947,811.48	$78,984.29	$3.24
August 31, 2023

September 1, 2023 –	$976,222.32	$81,351.86	$3.33
August 31, 2024

September 1, 2024	$1,005,511.92	$83,792.66	$3.43
August 31, 2025

September 1, 2025	$1,035,680.28	$86,306.69	$3.54
August 31, 2026

September 1, 2026 –	$1,066,727.28	$88,893.94	$3.64
August 31, 2027

September 1, 2027 –	$1,098,729.10	$91,560.76	$3.75
August 31, 2028

*Notwithstanding the foregoing Base Rent schedule or any contrary provision of the Lease, as amended hereby, but subject to the terms of Section 4.3, below, Tenant shall not be obligated to pay Base Rent attributable to the Expansion Premises during the period commencing on January 1, 2020 and ending on August 31, 2020.

4.3.Abated Base Rent.  Provided that Tenant is not then in default of the Lease (as hereby amended), then during the period commencing on January 1, 2020 and ending on August 31. 2020 (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $1,872,188.80 (i.e., $159,579.20 per month with respect to the Existing Premises and $74,444.40 per month with respect to the Expansion Premises). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Third Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease (as hereby amended). If Tenant shall be in default under this Lease, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, casualty or condemnation, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

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5.Tenant's Share of Direct Expenses.

5.1.Existing Premises.  Tenant shall continue to pay Tenant’s Share of Direct Expenses in connection with the Existing Premises in accordance with the terms of Article 4 and Exhibit C of the Lease, provided that, commencing on January 1, 2020, the Base Year shall be calendar year 2020.

5.2.Expansion Premises.  Except as specifically set forth in this Section 5.2, commencing on the Expansion Commencement Date, Tenant shall pay Tenant’s Share of Direct Expenses in connection with the Expansion Premises in accordance with the terms of Article 4 and Exhibit C of the Lease, provided that with respect to the calculation of Tenant’s Share of Direct Expenses in connection with the Expansion Premises, Tenant’s Share shall equal 8.36% and the Base Year shall be calendar year 2020.

6.Expansion Improvements.  Except as specifically set forth herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, “as-is” condition. Tenant shall construct the improvements in the Expansion Premises pursuant to the terms of the Tenant Work Letter.

7.Option to Renew.  Landlord and Tenant acknowledge and agree that Tenant shall have one (1) option to extend the Lease Term with respect to the entire then-Premises for a period of five (5) years in accordance with, and pursuant to the terms of, Section 2.2 of the Original Lease; provided, however, all references therein to the “Lease Term” shall be deemed to refer to the “Expansion Term”.

8.Broker.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than Newmark Cornish & Carey (representing both Landlord and Tenant) (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 8 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

9. 8th Floor Expansion Premises Parking.  Effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall lease ninetyeight (98) unreserved parking passes in the Garage in connection with Tenant’s lease of the Expansion Premises (the “8th Floor Expansion Parking Passes”). The 8th Floor Expansion Parking Passes shall be free of charge during the Expansion Term (subject to the terms of Section 28.1.5 of the Original Lease). Tenant shall lease the 8th Floor Expansion Parking Passes in accordance with the provisions of Article 28 of the Original Lease, as amended.

10.ROFR.  As of the date hereof, the defined term “ROFR Space” shall mean the seventh (7th) or twelfth (12th) floors of the Building only, and such ROFR Space shall be governed by Section 29.33 of the Original Lease.

11.No Option to Early Terminate.  As of the date hereof, Section 2.3 of the Original Lease, as amended by Section 11 of the First Amendment, is hereby deleted and null and void and of no further force or effect.

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12.California Required Disclosures.  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as additional rent, for the cost to Landlord of performing such improvements or repairs.

13.No Further Modification.  Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LAN DLORD”						“TENANT”

CONCORD TECHNOLOGY CENTER PROPERTY OWNER, LLC						ASSETMARK, INC., a California corporation
a Delaware limited liability company

By:	Rapid Holdco, LLC,					By:	/s/ Gary G Zyla
a Delaware limited liability company, its Member
						Its:	EVP, CFO
	By:	Partners Group Rapid JV, LLC,
a Delaware limited liability company, its Member

		By:	Swift Concord Tech Member, LLC,
a Delaware limited liability company, its Manager

			By:	Swift Realty Partners, LLC,
a Delaware limited liability company, its Managing Member

				By:	/s/ Damian Manoulis
				Name:	Damian Manoulis
				Title:	Vice President

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EXHIBIT A

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OUTLINE OF EXPANSION PREMISES

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EXHIBIT B

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TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Existing Premises and the Expansion Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Existing Premises and the Expansion Premises, in sequence, as such issues will arise during the actual construction of the Existing Premises and the Expansion Premises, as applicable. All references in this Tenant Work Letter to Articles or Sections of “this Third Amendment” shall mean the relevant portion of the Third Amendment to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the “Lease,” as that term is defined in the Third Amendment, all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections l through 5 of this Tenant Work Letter, and, unless otherwise expressly set forth to the contrary, all references in this Tenant Work Letter to the “Premises” shall mean both the Existing Premises and Expansion Premises.

SECTION 1

LANDLORD'S INITIAL CONSTRUCTION OF EXPANSION PREMISES; CONDITION OF EXISTING PREMISES

1.1Expansion Premises.  Landlord has constructed, at its sole cost and expense, the base, shell, and core (i) of the Expansion Premises and (ii) of the floor of the Building on which the Expansion Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of those portions of the Premises which were in existence prior to the construction of the tenant improvements in the Premises. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, Tenant shall accept the Base, Shell and Core from Landlord in their presently existing, “as-is” condition. Subject to Section 2.1, below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Expansion Premises. Notwithstanding anything in the Third Amendment or this Tenant Work Letter to the contrary, if Tenant and AIG entered into the AIG Sublease, then Tenant shall notify Landlord once AIG has surrendered the Expansion Premises to Tenant, so that Landlord can commence construction of the Tenant Improvements in accordance with this Tenant Work Letter.

1.2Existing Premises.  Tenant shall accept the Existing Premises in its current “as-is” condition existing as of the date of the Third Amendment (to which this Exhibit “B” is attached thereto). Subject to Section 2.1, below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Existing Premises.

SECTION 2

TENANT IMPROVEMENTS

2.1Tenant Improvement Allowance.  Tenant shall be entitled to a one-time tenant improvement allowance in the amount of (i) One Million Eighty-Eight Thousand Forty and 00/100 Dollars ($1,088,040.00) (i.e., $15.00 per 72,536 rentable square feet of the Existing Premises) (the “Existing Premises Tenant Improvement Allowance”) and (ii) One Million Two Hundred Twenty Thousand Four Hundred and 00/100 Dollars ($1,220,400.00) (i.e., $50.00 per 24,408 rentable square feet of the Expansion Premises) (the “Expansion Premises Tenant Improvement Allowance” and together with the Existing Premises Tenant Improvement Allowance, collectively, the “Tenant Improvement Allowance”) for the costs relating to the initial design and construction of Tenant's improvements, which are permanently affixed to the Existing Premises and Expansion Premises, respectively, or which are “Tenant Improvement

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Allowance Items,” as that term is defined in Section 2.2.1, below (the “Tenant Improvements”), which Tenant Improvements shall be performed in compliance with applicable laws (including, without limitation, the “Code,” as defined below). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Notwithstanding any provision to the contrary contained herein, to the extent any portion of (A) the Existing Premises Tenant Improvement Allowance is unused by Tenant as of August 31, 2024 and (B) the Expansion Premises Tenant Improvement Allowance is unused by Tenant as of August 31, 2022 (each, an “Outside Date”), then the remaining balance thereof shall revert to Landlord, and Tenant shall have no further rights with respect thereto (whether as a Rent credit, cash payment, or otherwise). Notwithstanding anything to the contrary in this Tenant Work Letter, Tenant may utilize up to Two Hundred Seventeen Thousand Six Hundred Eight and 00/100 Dollars ($217,608.00) ($3.00 per 72,536 rentable square feet of the Existing Premises) of the Existing Premises Tenant Improvement Allowance to pay for Tenant Improvement Allowance Items incurred by Tenant in connection with tenant improvements made to the Existing Premises during calendar year 2018 upon Tenant providing to Landlord paid invoices for all such improvements and related costs for which the Existing Premises Tenant Improvement Allowance is to be disbursed, signed permits for all improvements completed within the Existing Premises, properly executed unconditional mechanics lien _releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8138 from Tenant's contractor, subcontractors and material suppliers and any other party which has lien rights in connection with the construction of such improvements, and any other requirements that are part of Landlord's standard “close-out” package.

2.2Disbursement of the Tenant Improvement Allowance.

2.2.1Tenant Improvement Allowance Items.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect” and “Engineers”, as those terms are defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions;

2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.l.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6 The cost of connection of the Premises to the Building's energy management systems;

2.2.1.7 The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2 of this Tenant Work Letter;

2.2.1.8 Sales and use taxes; and

2.2.1.9 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

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2.3Other Terms.  Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the terms of this Lease; provided, however, Landlord may, by written notice to Tenant at the time of Landlord's approval of the “Final Working Drawings,” as that term is defined in Section 3.3, below, require Tenant, at Tenant's expense, to remove, at the expiration or sooner termination of the Lease Term, any Tenant Improvements which are non-general business office improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to their condition existing prior to the installment of such Tenant Improvements; provided that, notwithstanding the foregoing, Tenant shall not be required remove any internal staircase connecting the Expansion Premises to other portions of the Premises, and/or replace any floor or grid removed in association with the installation of any staircase.

2.4Quality of Tenant Improvements.  The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the existing leasehold improvements in the Existing Premises.

SECTION 3

CONSTRUCTION DRAWINGS

3.1Selection of Architect/Construction Drawings.  Tenant shall retain the architect/space planner designated by Tenant and reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord hereby pre-approves LCA Architects as an Architect. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. Landlord hereby pre-approves SGH (for the stairwell structural drawings) and CE Toland as Engineers (for the balance of the engineering drawings) hereunder. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with industry standard drawing format and specifications, and shall be subject to Landlord’s approval. In connection with all Construction Drawing submittals set forth in this Section 3, Tenant shall deliver Construction Drawings in both paper and electronic forms (including .pdf and CADD files for the associated Construction Drawings). Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

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3.2Final Space Plan.  Tenant shall supply Landlord with a copy signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced (and as required by Section 3. l, above, Tenant shall deliver Construction Drawings in both paper and electronic forms (including .pdf and CADD files for the Final Space Plan)). The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall expressly designate any special construction items or impacts to the Common Area. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within ten (10) days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3Final Working Drawings.  Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with a copy signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

3.4Approved Working Drawings.  The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits (the “Permits”). Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1Contractor.  A contractor selected by Tenant in accordance with the procedures set forth in this Section 4.1_ (“Contractor”) shall construct the Tenant Improvements. Following approval of the Approved Working Drawings, Tenant shall select three (3) qualified, licensed and reputable general contractors from a list of genera} contractors supplied by Landlord (each a “Bidding Contractor,” and, collectively, the “Bidding Contractors”) that shall bid on the construction of the Tenant Improvements on or before  a date  mutually  established  by Landlord and Tenant after approval of the Approved Working Drawings. Landlord hereby pre-approves WCI-GC as a Bidding Contractor. Each of the Bidding Contractors shall be notified in the bidding package, which shall be prepared by Landlord and reasonably approved in advance by Tenant, of (i) the time schedule for construction of the Tenant Improvements, and (ii) the requirement that, unless Landlord otherwise requires, the selected Bidding Contractor shall use the fire, lifesafety subcontractor designated by Landlord. Tenant shall, within two (2) business  days following  the date upon which Landlord delivers such bids to Tenant, select the Contractor from among the Bidding Contractors that (a) submitted qualified bids which were consistent with the bid assumptions and directions, and (b) have committed to the time schedule for construction of the Tenant Improvements approved by Landlord and Tenant.

	EXHIBIT B	1655 GRANT STREET
798514 .04/WLA	-4-	[Third Amendment)
888888-00019 / 5-7- 19 /ctl/c tl		[AssetMark, Inc.]

4.2Cost Proposal.  Following Tenant's selection of the Contractor, Landlord shall provide Tenant with an itemized statement of costs, as set forth in the proposed construction contract with such Contractor, in accordance with the Approved Working Drawings, which itemized statement of costs shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”). Within ten (10) business days of the receipt of the same, Tenant shall either (i) revert to Contractor to review and revise the Cost Proposal (provided that any changes to the Approved Working Drawings made in order to revise the Cost Proposal shall be submitted to Landlord for approval pursuant to the last sentence of Section 3.4, above); or (ii) approve and deliver the Cost Proposal to Landlord. Upon receipt of the approved Cost Proposal by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1Over-Allowance Amount.  On the Cost Proposal Delivery Date, Tenant shall identify the estimated amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Cost Proposal and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). Tenant shall pay, on a monthly basis, within ten ( l 0) business days of written notice from Landlord, a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed  under this Tenant Work Letter, which percentage shall be equal to the amount of the Over-Allowance Amount divided by the amount of the Cost Proposal, and such payment by Tenant shall•be a condition to Landlord's obligation to pay any further amounts of the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions,  changes  or substitutions  or any other additional costs shall be paid by Tenant to Landlord immediately  upon Landlord's request as an addition to the Over-Allowance Amount.

4.3.2Landlord's Retention of Contractor.  Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings (subject to the following sentence) and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the product of (i) two and a half percent (2.5%), and (ii) the amount of the Tenant Improvement Allowance. In the event of a conflict between the Approved Working Drawings and Landlord's construction rules and regulations, Landlord, in its sole and absolute discretion, shall determine which shall prevail. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has a fully executed and delivered contract with Contractor for the construction of the Tenant Improvements, and (b) Tenant has procured and delivered to Landlord a copy of all Permits.

4.3.3Contractor’s Warranties and Guaranties.  Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

	EXHIBIT B	1655 GRANT STREET
798514 .04/WLA	-5-	[Third Amendment)
888888-00019 / 5-7- 19 /ctl/c tl		[AssetMark, Inc.]

4.3.4Tenant’s Covenants.  Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (l 0) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, within thirty (30) days following the substantial completion of the Premises, Tenant shall have prepared and delivered to the Building two (2) copies signed by Tenant of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1Tenant’s Representative.  Tenant has designated Erich Elleson as its sole representative with respect to the matters set forth in this Tenant Work Letter (whose e-mail address for the purposes of this Tenant Work Letter is erich.elleson@assctmark.com), who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2Landlord’s Representative.  Landlord has designated Nate Carlson as its sole representative with respect to the matters set forth in this Tenant Work Letter (whose e-mail address for the purposes of this Tenant Work Letter is carlson@sw iftrp. com), who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3Time of the Essence in This Tenant Work Letter.  Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4Tenant’s Lease Default.  Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such inaction by Landlord).

5.5Electronic Approvals.  Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, Landlord and Tenant may transmit or otherwise deliver any of the approvals required under this Tenant Work Letter via electronic mail to the other party's representative identified in Section 5.1 or 5.2 of this Tenant Work Letter, as applicable, or by any of the other means identified in Section 29.18 of the Original Lease.

	EXHIBIT B	1655 GRANT STREET
798514 .04/WLA	-6-	[Third Amendment)
888888-00019 / 5-7- 19 /ctl/c tl		[AssetMark, Inc.]